Exhibit 99.1

LKQ CORPORATION TO PRESENT AT INVESTOR CONFERENCES IN MAY AND JUNE

CHICAGO, Illinois, May 8, 2009 — LKQ Corporation (Nasdaq:LKQX) today announced that Joseph Holsten, President and Chief Executive Officer, and Mark Spears, Executive Vice President and Chief Financial Officer, will be presenting at a number of upcoming investor conferences during the months of May and June, 2009.

Upcoming Conferences
Robert W. Baird & Co., Inc. 2009 Growth Stock Conference	May 12, 2009
Four Seasons Hotel, Chicago, Illinois

Barrington Research Industrial Conference	May 21, 2009
Palmer House – Hilton, Chicago, Illinois

29th Annual Piper Jaffray Consumer Conference	June 10, 2009
Westin Hotel – Times Square, New York City, New York

William Blair’s 29th Annual Growth Stock Conference	June 11, 2009
Four Seasons Hotel, Chicago, Illinois

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled collision and mechanical OEM products and refurbished OEM collision replacement products, such as wheels, bumper covers and lights, used to repair light vehicles. LKQ operates approximately 280 facilities, offering its customers a broad range of replacement systems, components, and parts to repair automobiles, light–duty trucks and heavy-duty trucks.

Contact:

Sarah Lewensohn

Director, Investor Relations

312-621-2793

###